Exhibit 99

FOR IMMEDIATE RELEASE

Contact:	Ray Lawless
Chief Financial Officer
(813) 273-3000

Syniverse Announces First Quarter 2004 Results

Tampa, Fla. – May 6, 2004 – Syniverse Technologies (www.syniverse.com), a leading global communications company, reported net income of $1.2 million and adjusted EBITDA of $27.4 million on total revenues of $76.7 million for the first quarter ending March 31, 2004. Total revenues excluding off-network database queries for the first quarter 2004 were $69.3 million. Additional information reconciling Syniverse’s adjusted EBITDA to net income (loss) is set forth below.

On July 23, 2003 Syniverse acquired Brience, Inc., at which time funds associated with GTCR Golder Rauner had a controlling interest in both companies (Brience Transaction). The Brience Transaction was accounted for as a combination of entities under common control, similar to a pooling of interests, whereby the assets and liabilities of Brience were combined at their historical amounts as of February 14, 2002, the date on which funds associated with GTCR Golder Rauner had control of both entities. Syniverse is presenting financial results including both the pooling impact of the Brience Transaction as well as excluding the impact of the Brience Transaction to aid in the comparison of Syniverse financial results from its core recurring operations with historic periods.

“The Syniverse team again delivered strong results, achieving its fourth consecutive quarter of revenue growth,” said Syniverse Chief Executive Officer Ed Evans. “With our industry-leading suite of WLNP services as our latest example of successful product innovation, we are focused on developing new products and services to resolve complexities in the telecommunications industry, both domestically and internationally.”

“With more than $11 million in WLNP revenue, our first quarter results clearly reflect our success in securing market share for WLNP services,” commented Ray Lawless, Syniverse chief financial officer. “Based on our solid results for the quarter, we are well positioned to continue generating significant free cash flow while rapidly de-levering the business.”

First Quarter 2004 Results

Revenue

Total revenue was $76.7 million, an increase of 19.2% compared to the first quarter 2003. Year-over-year, total revenue excluding the pre-acquisition impact of Brience increased 22.1%.

Total revenue excluding off-network database queries or pass-thru was $69.3 million, an increase of 23.1% compared to the first quarter 2003. Excluding the pre-acquisition impact of Brience, total revenue excluding pass-thru increased 26.5% or $14.5 million year-over-year.

Network Services

Total network services revenue was $37.2 million, a 5.1% increase compared to the first quarter 2003. Excluding the pre-acquisition impact of Brience, total network services revenue increased by 9.8% year-over-year.

Network services revenue excluding pass-thru was $29.8 million, a year-over-year increase of 8.9%. Excluding the pre-acquisition impact of Brience, network services revenue excluding pass-thru increased 15.2% or $3.9 million year-over-year, primarily due to increases in SS7 services, offset by decreases in Visibility Services®.

(more)

Syniverse Technologies One Tampa City Center, Suite 700, Tampa, FL 33602 Tel +1 888.724.3579 Outside North America +1 813.209.5944 www.syniverse.com page two/Syniverse First Quarter Earnings

Number Porting Services

Number porting services revenue was $11.1 million, representing the first full quarter of WLNP billing. This is a $6.9 million increase over fourth quarter 2003, during which only five weeks of billing for the full suite of WLNP products occurred.

Technology Interoperability

Technology interoperability revenue was $15.3 million, a 5.1% increase compared to first quarter 2003, primarily due to increases in clearing and settlement volumes.

Call Processing Services

Call processing services revenue was $9.3 million, a decline of 8.5%, or $0.9 million, as compared to the same time period in 2003. This reflects the continuing migration by carriers from the call processor to direct SS7 connections.

Other Outsourcing Services

Other outsourcing services revenue remained relatively flat year-over-year at $3.7 million.

Business Highlights

•	Launched new company brand identity, Syniverse Technologies

•	Secured contracts with small and medium-sized wireless carriers for May 24, 2004 WLNP deadline, bringing total to more than 70 Phase II WLNP contracts

•	Secured contract with China Mobile, the largest mobile operator in the world, for international gateway services

•	Signed Belgacom for international gateway services and two-way interstandard SMS

•	Developed and launched three new products:

•	Global MMS Interoperability Solution

•	Alert Notification Messaging System

•	SIM Authentication Services for Wi-Fi

•	Executed Wi-Fi services agreements with Pronto Networks, Remote Pipes and Truckstop.net

•	Won competitive bid from the City of Atlanta to provide Wi-Fi clearing and settlement services for the City of Atlanta FastPass Wi-Fi network initiative

Non-GAAP Measures

Syniverse’s adjusted EBITDA is determined by adding net interest income (expense), income taxes, depreciation, amortization, impairment losses on intangible assets, restructuring charges and (income) loss from discontinued operations to Syniverse’s net income (loss), and Brience’s pre-acquisition EBITDA loss (gain) from net income (loss). A reconciliation of adjusted EBITDA to net income (loss) is presented in the financial tables contained herein.

We believe that adjusted EBITDA provides meaningful additional information concerning a company’s continuing operating results and its ability to service its long-term debt and other fixed obligations and to fund its continued growth. Many financial analysts consider adjusted EBITDA to be a meaningful indicator of future profitability. The presentation of adjusted EBITDA is not intended to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP. You should not construe adjusted EBITDA as an alternative to net income (loss) as determined in accordance with GAAP, as an alternative to cash flows from operating activities as determined in accordance with GAAP or as a measure of liquidity. Because all companies do not calculate adjusted EBITDA in the same manner, it may not be comparable to other similarly titled measures of other companies.

First Quarter 2004 Earnings Call

Syniverse Technologies (www.syniverse.com) will host a conference call on Friday, May 7, 2004, at 9:00 a.m. (ET) to review first quarter results. To participate on this call, please dial 1 (888) 515-2235 (for U.S. callers) or +1 (719) 457-2601 (international direct dial). The pass code for this call is 648223.

(more)

Syniverse Technologies One Tampa City Center, Suite 700, Tampa, FL 33602 Tel 813 273 3700 Fax 813 273 4894 www.syniverse.com page three/Syniverse First Quarter Earnings

A replay of this call will be available beginning Friday, May 7, 2004 at 1:00 p.m. (ET) through Thursday, May 13, 2004, 5:00 p.m. (ET). To access the replay, please dial 1 (888) 203-1112 (for U.S. callers), or +1 (719) 457-0820 (international direct dial). The replay pass code is 648223.

# # #

About Syniverse

Syniverse Technologies enables global communications by developing innovative business and network engineering solutions that manage and interconnect voice and data systems in more than 30 countries throughout the Americas, Asia Pacific and Europe. Syniverse provides technology interoperability, network services and number portability to nearly 300 mobile operators, wireline carriers, emerging telecom market entrants and enterprise customers. Products include SS7 intelligent network solutions, clearing and settlement services, voice and data roaming facilitation, revenue enhancement solutions and more than 25 other integrated services. Headquartered in Tampa, Fla., U.S.A., with offices in major cities throughout North America and in The Netherlands, Syniverse has a global sales force in London, Luxembourg, Rome, Beijing, Hong Kong, Rio de Janeiro and Belo Horizonte. For more information, visit www.syniverse.com.

CUSIP: 87287VAB8 Bloomberg Tickers: TSITEL (Bond) 32497Z (Equity)

Cautions about Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These include, but are not limited to, statements regarding the Company’s plans, intentions and expectations. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected. Given these concerns, investors and analysts should not place undue reliance on forward-looking statements.

Syniverse Technologies One Tampa City Center, Suite 700, Tampa, FL 33602 Tel +1 888.724.3579 Outside North America +1 813.209.5944 www.syniverse.com

Syniverse Holdings, LLC

Condensed Consolidated Statements of Operations (unaudited)

(Dollars in thousands)

	Three Months Ended Mar 31, 2003	Three Months Ended Mar 31, 2004
Revenues excluding Off-network database queries	$56,274	$69,258
Off-network database queries	8,038	7,412

Total revenues	64,312	76,670

Cost of operations	26,643	35,155

Gross margin	37,669	41,515

Gross margin %	58.6%	54.1%
Gross margin % before Off-network database queries	66.9%	59.9%

Sales and marketing	5,125	5,275
General and administrative	9,425	8,869
Depreciation and amortization	8,990	10,290
Restructuring	1,841	—

Operating income	12,288	17,081

Other income (expense), net
Interest income (expense), net	(16,926)	(13,760)
Other, net	—	(6)

	(16,926)	(13,766)

Income (loss) before provision for income taxes	(4,638)	3,315
Provision for income taxes	(1,459)	2,104

Net income (loss)	(3,179)	1,211
Preferred unit dividends	(6,882)	(7,598)

Net income (loss) attributable to common unitholders	$(10,061)	$(6,387)

Reconciliation to adjusted EBITDA
Net income (loss)	$(3,179)	$1,211
Interest (income) expense, net	16,926	13,760
Provision for income taxes	(1,459)	2,104
Depreciation and amortization	8,990	10,290
Restructuring	1,841	—
Pre-acquisition Brience EBITDA loss (gain)	806	—

Adjusted EBITDA	$23,925	$27,365

As of Mar 31, 2004
Cash	$5,623
Senior debt (net of discount)	$197,857
Total debt (net of discount)	$439,089
Senior debt (outstanding face value)	$204,734
Total debt (outstanding face value)	$449,734

Syniverse Technologies One Tampa City Center, Suite 700, Tampa, FL 33602 Tel 813 273 3700 Fax 813 273 4894 www.syniverse.com

Syniverse Holdings, LLC

Details of Pooled Statements of Operations (unaudited)

(Dollars in thousands)

	Syniverse	Brience	Pooled Syniverse	Syniverse(1)
	Three Months Ended Mar 31, 2003	Three Months Ended Mar 31, 2003	Three Months Ended Mar 31, 2003	Three Months Ended Mar 31, 2004
Revenues excluding Off-network database queries	$54,761	$1,513	$56,274	$69,258
Off-network database queries	8,038	—	8,038	7,412

Total revenues	62,799	1,513	64,312	76,670

Cost of operations	26,103	540	26,643	35,155

Gross margin	36,696	973	37,669	41,515
Gross margin %	58.4%	64.3%	58.6%	54.1%
Gross margin % before Off-network database queries	67.0%	64.3%	66.9%	59.9%
Sales and marketing	4,877	248	5,125	5,275
General and administrative	7,893	1,532	9,425	8,869
Depreciation and amortization	8,948	42	8,990	10,290
Restructuring	1,841	—	1,841	—

Operating income	13,137	(849)	12,288	17,081

Other income (expense), net
Interest income (expense), net	(16,932)	6	(16,926)	(13,760)
Other, net	(1)	1	—	(6)

	(16,933)	7	(16,926)	(13,766)

Income (loss) before provision for income taxes	(3,796)	(842)	(4,638)	3,315
Provision for income taxes	(1,459)	—	(1,459)	2,104

Net Income (loss)	(2,337)	(842)	(3,179)	1,211
Preferred unit dividends	(6,882)	—	(6,882)	(7,598)

Net income (loss) attributable to common unitholders	$(9,219)	$(842)	$(10,061)	$(6,387)

Reconciliation to adjusted EBITDA
Net income (loss)	$(2,337)	$(842)	$(3,179)	$1,211
Interest (income) expense, net	16,932	(6)	16,926	13,760
Provision for income taxes	(1,459)	—	(1,459)	2,104
Depreciation and amortization	8,948	42	8,990	10,290
Restructuring	1,841	—	1,841	—
Pre Acquisition Brience EBITDA loss (gain)	—	—	806	—

Adjusted EBITDA	$23,925	$(806)	$23,925	$27,365

Notes:

1)	Syniverse includes results from the acquired Brience for the entire period.

Syniverse Technologies One Tampa City Center, Suite 700, Tampa, FL 33602 Tel +1 888.724.3579 Outside North America +1 813.209.5944 www.syniverse.com